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                                                                    Exhibit 99.3


REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS


We have audited in accordance with auditing standards generally accepted in the United States, the financial statements included in General Dynamics Corporation's annual report on Form 10-K incorporated by reference in this Form S-4, and have issued our report thereon dated January 26, 2001. Our audit was made for the purpose of forming an opinion on those statements taken as a whole. The schedules listed in the index above are the responsibility of the company's management and are presented for purposes of complying with the Securities and Exchange Commission's rules and are not part of the basic financial statements. These schedules have been subjected to the auditing procedures applied in the audit of the basic financial statements and, in our opinion, fairly state in all material respects the financial data required to be set forth therein in relation to the basic financial statements taken as a whole.

                                                     /s/ Arthur Andersen LLP
                                                     _______________________
                                                     ARTHUR ANDERSEN LLP

Vienna, Virginia
January 26, 2001